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                                                                     Exhibit 5.1

                 [Kronish Lieb Weiner & Hellman LLP Letterhead]


                                                             December  23,  2002
Home Director, Inc.
2525 Collier Canyon Road
Livermore, CA  94551


            Re:     Registration  Statement  on  Form  S-4
                    --------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Home Director, Inc., a Delaware corporation formerly known as Netword, Inc.(the "Company"), in connection with its filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Company's issuance of up to 7,131 shares of common stock, par value $.01 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of April 9, 2002, as amended (the "Merger Agreement"), by and among the Company, Webspeak Acquisition Corp., a wholly-owned subsidiary of the Company ("Webspeak"), and Home Director Technologies, Inc. ("HDT"). Pursuant to the Merger Agreement, Webspeak merged with and into HDT and upon the merger the shares of common stock and preferred stock of HDT then outstanding were converted into the right to receive shares of Common Stock.

     We have reviewed executed copies of the Merger Agreement and we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, agreements and other instruments of the Company, certificates of directors, officers and representatives of the Company, certificates of public officials and such other documents as we have deemed necessary or appropriate as a basis for the opinion expressed in this letter. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to matters of fact material to our opinion, where we have not independently verified such matters, we have relied, to the extent we deem proper, upon the representations and warranties of the Company set forth in the Merger Agreement.

     Based upon our examination, we are of the opinion that the shares of Common Stock covered by the Registration Statement, when issued in accordance with the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                                                Very  truly  yours,

                                           /S/ Kronish Lieb Weiner & Hellman LLP
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